As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEJON RANCH CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0196136
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Post Office Box 1000 4436 Lebec Road Lebec, California (Address of Principal Executive Offices)	93243 (Zip Code)

Amended and Restated 1998 Stock Incentive Plan

(Full Title of the Plan)

Allen Lyda

Tejon Ranch Co.

Post Office Box 1000

Lebec, California 93243

(Name and Address of Agent For Service)

(661) 248-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter Ziegler

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue, 47th Floor

Los Angeles, California 90071

(213) 229-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.50 per share	750,000	$30.25	$22,687,500	$891.62

(1)	These shares of Common Stock are reserved for issuance under the Tejon Ranch Co. 1998 Stock Incentive Plan (as Amended and Restated) (the “Plan”). Pursuant to Rule 416(c), there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in the outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends, and reverse stock splits.
(2)	Estimated in accordance with Rule 457(h)(1) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average high and low prices of the Common Stock of Tejon Ranch Co. reported on the New York Stock Exchange on August 4, 2008, which was $30.25 per share.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Tejon Ranch Co., a Delaware corporation (the “Company” or “Registrant”), relating to 750,000 shares of its common stock, par value $0.50 per share (the “Common Stock”), issuable to eligible employees and consultants of the Company under the Company’s Amended and Restated 1998 Stock Incentive Plan (the “Plan”). On December 14, 1998 and September 25, 2001, respectively, the Company filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 ( Registration No. 333-68869 and Registration No. 333-70128) (collectively, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of the Company and its affiliates under the Plan. The Prior Registration Statements are currently effective, but the Plan has been amended and restated since the filing of the Company’s Prior Registration Statements. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(i) The Company’s Registration Statement on Form S-8 (Registration No. 333-68869), filed with the Commission on December 14, 1998;

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(ii) The Company’s Registration Statement on Form S-8 (Registration No. 333-70128), filed with the Commission on September 25, 2001;

(iii) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including all material incorporated by reference therein, filed with the Commission on February 29, 2008;

(iv) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(v) The Company’s Periodic Report on Form 8-K filed on May 8, 2008; and

(vi) The description of the Company’s Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

ITEM 8. EXHIBITS

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (Independent Registered Public Accounting Firm).

24	Power of Attorney (contained on signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebec, State of California, on this 5th day of August, 2008.

TEJON RANCH CO.

By:	/s/ Robert A. Stine
Robert A. Stine
President and Chief Executive Officer

Each of the undersigned, being a director or officer of Tejon Ranch Co., a Delaware corporation (the “Company”), hereby constitutes and appoints [Allen E. Lyda] his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Stine Robert A. Stine	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2008

/s/ Allen E. Lyda Allen E. Lyda	Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2008

/s/ John L. Goolsby John L. Goolsby	Director	August 5, 2008

/s/ Barbara Grimm-Marshall Barbara Grimm-Marshall	Director	August 5, 2008

/s/ Norman Metcalfe Norman Metcalfe	Director	August 5, 2008

/s/ George G.C. Parker George G.C. Parker	Director	August 5, 2008

/s/ Robert Ruocco Robert Ruocco	Director	August 5, 2008

/s/ Kent Snyder Kent Snyder	Director	August 5, 2008

/s/ Geoffrey Stack Geoffrey Stack	Director	August 5, 2008

/s/ Robert A. Stine Robert A. Stine	Director	August 5, 2008

/s/ Michael H. Winer Michael H. Winer	Director	August 5, 2008

EXHIBIT INDEX

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on signature page hereto).